Exhibit 99.1

Contact:
Susan Spivak Bernstein
Senior Vice President, Investor Relations
212.607.8835

ARGO GROUP REPORTS FOURTH QUARTER OPERATING INCOME OF $25.8 MILLION OR $0.90 PER DILUTED SHARE

HAMILTON, Bermuda (Feb. 8, 2016) – Argo Group International Holdings, Ltd. (NASDAQ: AGII) today announced financial results for the three months and year ended Dec. 31, 2015.

"This concludes a record year of underwriting income for Argo Group." said CEO Mark E. Watson III.  "We continue to benefit from initiatives aimed at improving underwriting and simplifying business processes.  For 2016, we will drive growth through innovation in products and distribution in our selected customer niches.”

HIGHLIGHTS FOR THE YEAR ENDED DEC. 31, 2015:
●	Gross written premiums were up 5.6% to $2.012 billion from $1.905 billion in 2014.
●	After-tax operating income was $105.7 million or $3.70 per diluted share, compared to $94.1 million or $3.22 per diluted share in 2014.
●	Net income was $163.2 million or $5.72 per diluted share, compared to $183.2 million or $6.27 per diluted share in 2014.
●	Pre-tax underwriting income increased 28.5% to $66.2 million in 2015 from $51.5 million in 2014.
●	The combined ratio was 95.2% compared to 96.2% in 2014. The loss and expense ratios in 2015 were 55.8% and 39.4%, respectively compared to 55.9% and 40.3% in 2014.
●	Net favorable prior-year reserve development was $32.4 million (benefiting the combined ratio by 2.4 points), compared with $37.7 million (benefiting the combined ratio by 2.8 points) in 2014.
●	Estimated pre-tax catastrophe losses were $23.7 million or 1.8 points on the combined ratio, compared to $17.7 million or 1.4 points on the combined ratio in 2014.
●	The loss ratio excluding catastrophes and reserve development was 56.4% in 2015, compared to 57.3% in 2014.

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Argo House	T 441 296 5858
110 Pitts Bay Road	F 441 296 6162
Pembroke, Bermuda HM08
www.argolimited.com

●	In 2015, the Company repurchased $29.7 million or 575,155 shares of its common stock at an average share price of $51.58, which represents 2.0% of net shares outstanding at Dec. 31, 2014.
●	Book value per share increased to $59.74, up 2.6% from $58.22 at Dec. 31, 2014.
●	At Dec. 31, 2015, cash and investments totaled $4.2 billion with a net pre-tax unrealized gain of approximately $84.2 million.

HIGHLIGHTS FOR THE FOURTH QUARTER ENDED DEC. 31, 2015:
●	Gross written premiums were up 5.0% to $446.2 million from $425.0 million in the fourth quarter of 2014.
●	After-tax operating income was $25.8 million or $0.90 per diluted share, compared to $21.8 million or $0.76 per diluted share for the fourth quarter of 2014.
●	Net income was $41.2 million or $1.44 per diluted share, compared to $59.7 million or $2.07 per diluted share for the fourth quarter of 2014.
●	Pre-tax underwriting income increased 45.0% to $15.8 million in the fourth quarter of 2015 from $10.9 million for the fourth quarter of 2014.
●
The combined ratio was 95.4% compared to 96.8% for the fourth quarter of 2014.  The loss and expense ratios for the quarter were 55.5% and 39.9%, respectively, compared to 55.5% and 41.3% for the fourth quarter of 2014.

●
Net favorable prior-year reserve development was $17.1 million (benefiting the combined ratio by 5.0 points), compared with $11.3 million (benefiting the combined ratio by 3.3 points) for the fourth quarter of 2014.

●	Estimated pre-tax catastrophe losses were $5.2 million or 1.5 points on the combined ratio, compared to $3.8 million or 1.1 points on the combined ratio for the fourth quarter of 2014.
●	The loss ratio excluding catastrophes and reserve development was 59.0% for the fourth quarter of 2015, compared to 57.7% for the fourth quarter of 2014.

Notes:
All per share amounts, except for number of shares repurchased, are adjusted for the 10% stock dividend that was paid on March 16, 2015, to stockholders of record on March 2, 2015.
All references to catastrophe losses are pre-tax and net of reinsurance and estimated reinstatement premiums.  Point impacts on the combined ratio are calculated as the difference between the reported combined ratio and the combined ratio excluding incurred catastrophe losses and associated reinstatement premiums.
After-tax operating income is defined as net income before taxes excluding net realized investment gains/losses and foreign currency exchange gains/losses at an assumed 20% effective tax rate.

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FINANCIAL HIGHLIGHTS BY SEGMENT

Excess and Surplus Lines

The Excess and Surplus Lines segment in the fourth quarter of 2015 reported gross written premiums of $158.3 million, up $13.4 million or 9.2%, compared to $144.9 million in the fourth quarter of 2014.  The primary drivers of growth in the quarter were the casualty and professional lines.  Net written premiums were up 6.0% to $128.0 million, and earned premiums were up 11.6% to $135.4 million, when compared to the fourth quarter of 2014.  Underwriting income was $13.2 million for the quarter, compared to $22.1 million for the fourth quarter of 2014.  The fourth quarter 2015 combined ratio of 90.2% compares to 81.8% for the prior-year quarter.  Net favorable prior-year reserve development was $7.0 million for the fourth quarter of 2015, benefitting the combined ratio by 5.2 points, compared to net favorable prior-year reserve development of $12.8 million or 10.6 points for the fourth quarter of 2014.  Catastrophe losses for the quarter were $0.8 million or 0.6 points on the combined ratio, compared to negligible catastrophe losses for the fourth quarter of 2014.  The fourth quarter 2015 loss ratio, excluding catastrophe losses and reserve development, was 63.9% compared to 60.7% for the fourth quarter of 2014.

For the year ended Dec. 31, 2015, gross written premiums were $679.5 million, up $72.3 million or 11.9%, compared to $607.2 million in 2014.  Net written premiums were up 13.3% to $552.9 million, and earned premiums were up 8.3% to $525.3 million, when compared to 2014.  Underwriting income was $66.8 million compared to $75.6 million in 2014.  The 2015 combined ratio of 87.3% compares to 84.4% in 2014.  Net favorable prior-year reserve development was $32.1 million in 2015, or 6.1 points on the combined ratio, compared to net favorable prior-year reserve development of $47.4 million or 9.8 points in 2014.  Catastrophe losses in 2015 were $5.5 million or 1.0 points on the combined ratio, compared to $2.3 million or 0.5 points in 2014.  The 2015 loss ratio, excluding catastrophe losses and reserve development, was 60.6% compared to 60.4% in 2014.

Commercial Specialty

The Commercial Specialty segment reported gross written premiums of $118.4 million, up $6.4 million or 5.7%, compared to $112.0 million in the fourth quarter of 2014.  Growth in the quarter was driven by program and public entity businesses.  Net written premiums were down 7.0% to $69.0 million, and earned premiums were down 5.1% to $72.5 million, when compared to the fourth quarter of 2014.  Underwriting income was $6.7 million for the quarter, compared to an underwriting loss of $0.2 million for the fourth quarter of 2014.  The fourth quarter 2015 combined ratio of 90.9% compares to 100.2% for the prior-year quarter.  For the fourth quarter of 2015, net favorable prior-year reserve development was $1.3 million or 1.8 points on the combined ratio, compared to net unfavorable prior-year reserve development of $1.6 million or 2.0 points for the fourth quarter of 2014.  Catastrophe losses for the quarter were $3.4 million or 4.6 points on the combined ratio, compared to $0.7 million or 0.9 points for the fourth quarter of 2014.  The fourth quarter 2015 loss ratio, excluding catastrophe losses and reserve development, was 56.1% compared to 62.3% for the fourth quarter of 2014.

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For the year ended Dec. 31, 2015, gross written premiums were $465.7 million, up $25.5 million or 5.8%, compared to $440.2 million in 2014.  Net written premiums were down 5.1% to $285.6 million, and earned premiums were down 0.6% to $290.1 million, when compared to 2014.  Underwriting income was $18.1 million compared to an underwriting loss of $0.7 million in 2014.  The 2015 combined ratio of 93.8% compares to 100.2% in 2014.  In 2015, net unfavorable prior-year reserve development was $9.1 million or 3.1 points on the combined ratio, compared to net unfavorable prior-year reserve development of $6.8 million or 2.3 points in 2014.  Catastrophe losses in 2015 were $5.2 million or 1.8 points on the combined ratio, compared to $5.7 million or 2.0 points in 2014.  The 2015 loss ratio, excluding catastrophe losses and reserve development, was 56.9% compared to 60.5% in 2014.

Syndicate 1200

The segment reported gross written premiums of $124.0 million in the fourth quarter of 2015, up $1.6 million or 1.3% from $122.4 million for fourth quarter of 2014.  Market conditions at Lloyd’s remain challenging and modest growth is reflected in our North American binder business, international casualty treaty, and new platforms in Asia offset by a slightly reduced participation on the Syndicate.  Net written premiums were $86.8 million versus $96.3 million in the fourth quarter of 2014.  Earned premiums were $101.9 million versus $105.2 million for the fourth quarter of 2014.  Underwriting income was $3.3 million for the quarter, compared to $7.8 million for the fourth quarter of 2014, reflecting a combined ratio of 96.7%, compared with 92.5% in the prior-year quarter.  For the fourth quarter of 2015, net favorable prior-year reserve development was $7.5 million or 7.4 points on the combined ratio, compared to net favorable prior-year reserve development of $5.3 million or 5.0 points for the fourth quarter of 2014.  Catastrophe losses for the quarter were negligible compared to $2.4 million or 2.3 points on the combined ratio for the fourth quarter of 2014.  The fourth quarter 2015 loss ratio, excluding catastrophe losses and reserve development, was 59.3%, compared to 53.8% in the fourth quarter of 2014.

For the year ended Dec. 31, 2015, gross written premiums were $587.5 million, up $21.3 million or 3.8% from $566.2 million in 2014.  Net written premiums were $403.3 million versus $420.8 million in 2014.  Earned premiums were $407.4 million versus $411.1 million in 2014.  Underwriting income was $23.9 million compared to $35.2 million in 2014, reflecting a combined ratio of 94.1%, compared with 91.4% in 2014.  Net favorable prior-year reserve development in 2015 was $10.3 million or 2.5 points on the combined ratio, compared to net favorable prior-year reserve development of $21.1 million or 5.2 points in 2014.  Catastrophe losses in 2015 were $5.0 million or 1.2 points on the combined ratio, compared to $2.4 million or 0.6 points on the combined ratio in 2014.  The 2015 loss ratio, excluding catastrophe losses and reserve development, was 53.7%, compared to 55.2% in 2014.

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International Specialty

The International Specialty segment includes our property reinsurance business as well as our insurance business in Bermuda and Brazil.  In the fourth quarter of 2015, gross written premiums were $45.4 million, down slightly from $45.6 million for the fourth quarter of 2014. More competitive market conditions exist in nearly all of this segment’s business lines.  In Brazil our business was up year over year but the growth is partially offset in the reported numbers by the devaluation of the local currency.  Net written premiums were $24.5 million versus $21.0 million in the fourth quarter of 2014. Earned premiums for the quarter were $35.5 million versus $35.7 million for the fourth quarter of 2014.  Underwriting income was $7.6 million for the quarter, compared to $3.4 million for the fourth quarter of 2014, reflecting a fourth quarter 2015 combined ratio of 78.7%, compared with 90.7% in the prior-year quarter.  Net favorable prior-year reserve development was $1.9 million or 5.4 points on the combined ratio for the fourth quarter of 2015, compared to net favorable reserve development of $0.3 million or 0.8 points for the fourth quarter of 2014.  Catastrophe losses for the quarter were $1.0 million or 3.1 points on the combined ratio, compared to $1.3 million or 3.3 points for the fourth quarter of 2014. The fourth quarter 2015 loss ratio, excluding catastrophe losses and reserve development, was 45.2%, compared to 49.7% in the fourth quarter of 2014.

For the year ended Dec. 31, 2015, gross written premiums were $278.9 million, down $11.3 million or 3.9% from $290.2 million in 2014.  Net written premiums were $159.9 million versus $156.6 million in 2014.  Earned premiums were $148.7 million versus $148.3 million in 2014.  Underwriting income was $22.5 million compared to $16.0 million in 2014, reflecting a 2015 combined ratio of 84.9%, compared with 89.2% in 2014.  Net favorable prior-year reserve development in 2015 was $7.7 million or 5.3 points on the combined ratio in 2015, compared to net favorable prior-year reserve development of $0.4 million or 0.2 points in 2014.  Catastrophe losses in 2015 were $8.0 million or 5.9 points on the combined ratio compared to $7.3 million or 5.2 points in 2014.  The 2015 loss ratio, excluding catastrophe losses and reserve development, was 48.4%, compared to 47.5% in 2014.

CONFERENCE CALL

Argo Group management will conduct an investor conference call tomorrow, Feb. 9, 2016, starting at 10 a.m. EDT (11 a.m. ADT). A live webcast of the conference call can be accessed by visiting http://services.choruscall.com/links/agii160209.  Participants inside the U.S. can access the call by phone by dialing (877) 291-5203.  Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610.  Please ask the operator to be connected to the Argo Group earnings call.

A webcast replay will be available shortly after the conference call and can be accessed at http://services.choruscall.com/links/agii160209.  In addition, a telephone replay of the call will be available through Feb. 15, 2016, to callers from inside the U.S. by dialing (877) 344-7529 (conference # 10078869). Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference # 10078869).

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ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NASDAQ: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market.  Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, Syndicate 1200 and International Specialty.  Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are Òforward-looking statementsÓ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“Underwriting income” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premiums earned less underwriting expenses and claims incurred).  Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income.

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"Operating income" is an internal performance measure used in the management of the Company's operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

"Annualized net income return on average equity" ("ROAE") is calculated using average shareholders' equity. In calculating ROAE, the net income available to shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to shareholders. The Company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

"Annualized operating return on average shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity.  The assumed tax rate is 20%.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	December 31,	December 31,
	2015	2014
	(unaudited)
Assets
Total investments	$4,115.7	$4,097.9
Cash	121.7	81.0
Accrued investment income	21.6	22.1
Receivables	1,525.6	1,350.8
Goodwill and intangible assets	225.5	230.8
Deferred acquisition costs, net	132.4	124.6
Ceded unearned premiums	250.8	207.6
Other assets	236.8	241.5
Total assets	$6,630.1	$6,356.3

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,123.6	$3,042.4
Unearned premiums	886.7	817.2
Ceded reinsurance payable, net	312.4	178.8
Senior unsecured fixed rate notes	143.8	143.8
Other indebtedness	55.2	62.0
Junior subordinated debentures	172.7	172.7
Other liabilities	267.6	292.7
Total liabilities	4,962.0	4,709.6

Total shareholders' equity	1,668.1	1,646.7
Total liabilities and shareholders' equity	$6,630.1	$6,356.3

Book value per common share	$59.74	$58.22

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Years Ended
	December 31		December 31
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Gross written premiums	$446.2	$425.0	$2,012.1	$1,905.4
Net written premiums	308.3	312.3	1,402.1	1,367.9

Earned premiums	345.3	338.7	1,371.9	1,338.1
Net investment income	21.7	21.9	85.6	86.6
Net realized investment and other gains	2.1	51.5	27.1	94.0
Total revenue	369.1	412.1	1,484.6	1,518.7

Losses and loss adjustment expenses	191.8	187.9	766.1	747.4
Underwriting, acquisition and insurance expenses	137.7	139.9	539.6	539.2
Interest expense	4.7	4.9	19.0	19.9
Fee and other expense, net	0.6	0.7	0.7	0.6
Foreign currency exchange gain	(9.9)	(5.0)	(18.3)	(7.8)
Impairment of intangible assets	0.0	3.4	0.0	3.4
Total expenses	324.9	331.8	1,307.1	1,302.7

Income before taxes	44.2	80.3	177.5	216.0
Income tax provision	3.0	20.6	14.3	32.8
Net income	$41.2	$59.7	$163.2	$183.2

Net income per common share (basic)	$1.48	$2.11	$5.83	$6.39

Net income per common share (diluted)	$1.44	$2.07	$5.72	$6.27

Weighted average common shares:
Basic	27.9	28.3	28.0	28.7
Diluted	28.5	28.8	28.6	29.2

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Excess and Surplus Lines
Gross written premiums	$158.3	$144.9	$679.5	$607.2
Net written premiums	128.0	120.7	552.9	487.8
Earned premiums	135.4	121.3	525.3	485.2
Underwriting income	13.2	22.1	66.8	75.6
Net investment income	8.9	9.5	35.2	36.7
Interest expense	(1.5)	(1.5)	(6.0)	(6.3)
Income before income taxes	$20.6	$30.1	$96.0	$106.0
Loss ratio	59.3%	49.6%	55.5%	51.1%
Expense ratio	30.9	32.2	31.8	33.3
GAAP combined ratio	90.2%	81.8%	87.3%	84.4%
Commercial Specialty
Gross written premiums	$118.4	$112.0	$465.7	$440.2
Net written premiums	69.0	74.2	285.6	301.1
Earned premiums	72.5	76.4	290.1	291.9
Underwriting income (loss)	6.7	(0.2)	18.1	(0.7)
Net investment income	4.7	4.9	18.5	18.7
Interest expense	(0.8)	(0.8)	(3.2)	(3.2)
Fee expense, net	(1.5)	(0.8)	(3.5)	(2.5)
Impairment of intangible assets	-	(3.4)	-	(3.4)
Income (loss) before income taxes	$9.1	$(0.3)	$29.9	$8.9
Loss ratio	58.9%	65.2%	61.8%	64.8%
Expense ratio	32.0	35.0	32.0	35.4
GAAP combined ratio	90.9%	100.2%	93.8%	100.2%
Syndicate 1200
Gross written premiums	$124.0	$122.4	$587.5	$566.2
Net written premiums	86.8	96.3	403.3	420.8
Earned premiums	101.9	105.2	407.4	411.1
Underwriting income	3.3	7.8	23.9	35.2
Net investment income	2.3	2.3	9.2	10.2
Interest expense	(0.7)	(0.8)	(2.6)	(3.2)
Fee income, net	0.9	0.1	3.3	1.9
Income before income taxes	$5.8	$9.4	$33.8	$44.1
Loss Ratio	51.9%	51.1%	52.4%	50.6%
Expense Ratio	44.8	41.4	41.7	40.8
GAAP Combined Ratio	96.7%	92.5%	94.1%	91.4%
International Specialty
Gross written premiums	$45.4	$45.6	$278.9	$290.2
Net written premiums	24.5	21.0	159.9	156.6
Earned premiums	35.5	35.7	148.7	148.3
Underwriting income	7.6	3.4	22.5	16.0
Net investment income	3.0	2.1	11.8	8.2
Interest expense	(0.7)	(0.8)	(3.0)	(3.1)
Income before income taxes	$9.9	$4.7	$31.3	$21.1
Loss ratio	42.9%	52.2%	49.0%	52.5%
Expense ratio	35.8	38.5	35.9	36.7
GAAP combined ratio	78.7%	90.7%	84.9%	89.2%

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ARGO GROUP INTERNATIONAL HOLDINGS LTD
(in millions)
(unaudited)

	For the Three Months		For the Years
	Ended December 31,		Ended December 31,
Net Prior Year Development	2015	2014	2015	2014
(Favorable)/Unfavorable
Excess and Surplus Lines	$(7.0)	$(12.8)	$(32.1)	$(47.4)
Commercial Specialty	(1.3)	1.6	9.1	6.8
Syndicate 1200	(7.5)	(5.3)	(10.3)	(21.1)
International Specialty	(1.9)	(0.3)	(7.7)	(0.4)
Run-off	0.6	5.5	8.6	24.4
Total	$(17.1)	$(11.3)	$(32.4)	$(37.7)

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME TO NET INCOME
(in millions, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Income before taxes:
From operations	$32.2	$27.2	$132.1	$117.6
Foreign currency exchange gains	9.9	5.0	18.3	7.8
Net realized investment and other gains	2.1	51.5	27.1	94.0
Impairment of intangible assets	0.0	(3.4)	0.0	(3.4)
Income before taxes	44.2	80.3	177.5	216.0
Income tax provision	3.0	20.6	14.3	32.8
Net income	$41.2	$59.7	$163.2	$183.2

Net income per common share (diluted)	$1.44	$2.07	$5.72	$6.27

Operating income per common share (diluted)
At assumed income tax rate:
Income (a)	$1.24	$2.23	$4.97	$5.92
Foreign currency exchange gains	(0.28)	(0.14)	(0.51)	(0.21)
Net realized investment and other gains	(0.06)	(1.43)	(0.76)	(2.58)
Impairment of intangible assets	-	0.09	-	0.09

Operating income per common share (diluted)	$0.90	$0.76	$3.70	$3.22

(a) Per diluted share at assumed tax rate of 20%.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING INCOME TO NET INCOME
(in millions)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Earned Premiums	$345.3	$338.7	$1,371.9	$1,338.1
Losses and Loss Adjustment Expenses	191.8	187.9	766.1	747.4
Underwriting, Acquisition and Insurance Expenses	137.7	139.9	539.6	539.2
Underwriting Income	15.8	10.9	66.2	51.5
Net investment income	21.7	21.9	85.6	86.6
Net realized investment and other gains	2.1	51.5	27.1	94.0
Interest expense	(4.7)	(4.9)	(19.0)	(19.9)
Fee and other expense, net	(0.6)	(0.7)	(0.7)	(0.6)
Foreign currency exchange gain	9.9	5.0	18.3	7.8
Impairment of intangible assets	0.0	(3.4)	0.0	(3.4)
Income Before Taxes	44.2	80.3	177.5	216.0
Income Tax Provision	3.0	20.6	14.3	32.8
Net Income	$41.2	$59.7	$163.2	$183.2

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions)

	Years Ended December 31,
	2015	2014	% Change

Net income	$163.2	$183.2	(10.9%)
Operating income (a)	105.7	94.1	12.3%

Shareholders' Equity - Beginning of the period	1,646.7	1,563.0	5.4%
Shareholders' Equity - End of current period	1,668.1	1,646.7	1.3%
Average Shareholders' Equity	$1,657.4	$1,604.9	3.3%

Annualized net income return on average shareholders' equity	9.8%	11.4%
Annualized operating income return on average shareholders' equity	6.4%	5.9%

(a) at assumed 20% tax rate

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